                                  SCHEDULE 14C

                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No.  )

Check the appropriate box:

   [ ] Preliminary information statement       [ ] Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14c-5(d)(2)).

   [X] Definitive information statement


                             The Vantagepoint Funds
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                (Name of Registrant as Specified in Its Charter)

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Payment of Filing Fee (check the appropriate box):

  [X] No fee required

  [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  (1) Title of each class of securities to which transaction applies:
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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

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  (3) Filing party: The Vantagepoint Funds

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  (4) Date filed:

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

                             THE VANTAGEPOINT FUNDS

                       VANTAGEPOINT SHORT-TERM BOND FUND

                          777 NORTH CAPITOL STREET, NE
                                   SUITE 600
                             WASHINGTON, D.C. 20002
                             ---------------------
                             INFORMATION STATEMENT
                             ---------------------
     This Information Statement is being furnished by the Board of Directors of The Vantagepoint Funds (the "VP Funds") to inform shareholders of the Vantagepoint Short-Term Bond Fund (the "Fund") about recent changes related to the Fund's subadvisory arrangements. These changes were approved by the Board of Directors of the VP Funds on the recommendation of the Fund's investment adviser, Vantagepoint Investment Advisers, LLC ("VIA"), without shareholder approval as is permitted by a May 8, 2000 order of the Securities and Exchange Commission ("SEC"). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about February 4, 2005 to shareholders of record of the Fund as of December 31, 2004.

                                  INTRODUCTION

     VIA is the investment adviser for each of the VP Funds. VIA employs a "manager of managers" arrangement in managing the assets of the VP Funds. This permits VIA, subject to approval by the Board of Directors, to hire, terminate or replace unaffiliated subadvisers, and to modify material terms and conditions of a subadvisory agreement, without shareholder approval. VIA recommended and the Board of Directors has approved the appointment of STW Fixed Income Management Ltd. ("STW") as a subadviser of the Fund, replacing Pacific Investment Management Company, LLC ("PIMCO") and Wellington Management Company, LLP ("Wellington") in light of the Fund's change in investment objective. The investment objective of the Fund is to seek total return consistent with preservation of capital and by investing in debt securities of varying maturities and by maintaining a maximum average portfolio maturity (on a dollar weighted basis) of three years. This Information Statement informs you of this change in subadvisers.

     Section 15(a) of the Investment Company Act of 1940 (the "1940 Act") generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment adviser or subadviser of the fund. In order to use the "manager or managers" authority discussed above, the VP Funds and VIA requested and received an exemptive order from the SEC on May 8, 2000 (the "SEC Order"). The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the VP Funds' Board of Directors, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve new subadvisory agreements on behalf of the VP Funds without shareholder approval.

     Consistent with the SEC Order, the Board of Directors, including a majority of the Directors who are not "interested persons" of the VP Funds or of VIA under the 1940 Act, appointed STW as a subadviser of the Fund and approved an investment subadvisory agreement among the VP Funds, VIA and STW dated November 8, 2004, relating to the Fund (the "Subadvisory Agreement"). As discussed later in this Information Statement, the Board of Directors carefully considered the matter and concluded that the appointment of STW under the terms of the Subadvisory Agreement was in the best interests of the Fund and its shareholders.

     As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish Fund shareholders with notification of the appointment of a new unaffiliated subadviser within ninety days from the date that the sub-adviser is hired. This Information Statement provides that notice and gives details of the new arrangement.

                  APPOINTMENT OF A NEW SUBADVISER OF THE FUND

     Effective November 8, 2004, STW was appointed as a new subadviser of the Fund. The Fund's subadvisory agreements with two of its previous subadvisers, PIMCO and Wellington, were terminated on September 2, 2004. Management recommended, and the Board approved the termination of the subadvisory agreements with PIMCO and Wellington at a telephonic meeting held on August 30, 2004. The recommendation and approval were made in connection with the change in objective and strategies for the Fund as described above and as outlined in supplements to the Fund's prospectus dated September 2, 2004 and November 8, 2004. Payden & Rygel Investment Counsel ("Payden") continues to serve as a subadviser of the Fund, in addition to STW.

           VIA'S RECOMMENDATION AND THE BOARD OF DIRECTORS' DECISION

     VIA recommended the appointment of STW as a subadviser of the Fund after a search for a short-term bond manager. STW was recommended because, among other things, it (i) demonstrated consistent above-median risk-adjusted returns; (ii) outperformed peers consistently on a risk adjusted basis; (iii) takes an opportunistic and disciplined value approach in managing short duration fixed income assets; (iv) has an investment staff experienced in managing short duration fixed income portfolios; (v) is led by a stable management team; (vi) possesses a workable organizational structure; (vii) has adequate infrastructure and support staff; and (viii) is expected to use an investment approach complementary to that employed by Payden in managing the Fund's assets. Before approving VIA's recommendations, the Board of Directors of the VP Funds, at a meeting held on October 29, 2004, considered the recommendations of, and supporting analyses and data presented by, VIA.

     With respect to the Board's approval of the Subadvisory Agreement, the Directors received information in advance of the meeting, including information regarding: (1) the process by which VIA selected and recommended for Board approval STW as a subadviser of the Fund; (2) the nature and quality of the services to be provided by STW; (3) STW's investment management business, personnel and operations; (4) STW's brokerage and trading policies and practices; (5) the level of subadvisory fees to be charged the Fund by STW and a comparison of those fees to the fees: (a) charged by STW to other comparable accounts it manages, including registered and unregistered investment companies or other pooled investment vehicles; (b) paid by certain other registered investment companies similar in investment objective to the Fund; and (c) charged by a group of separate account investment managers implementing a short duration (a portfolio maturity of 1-3 years) mandate; (6) STW's compliance program; (7) STW's historical performance returns following a short duration mandate, and such performance compared to two benchmarks, the Merrill Lynch 1-3 Year Government/Corporate Bond Index and the Merrill Lynch 1-3 Year Treasury Bond Index; (8) the Fund's expected operating expenses compared to certain other registered investment companies similar in investment objective to the Fund; and
(9) STW's financial condition.

     In determining to approve the Subadvisory Agreement with STW, the Directors considered the information received in advance of the meeting, the presentations made by, and discussions held with, STW and VIA personnel at the meeting, as well as a variety of factors, and reached the following conclusions:

          (1) With respect to the nature, extent and quality of the services expected to be provided by STW under the Subadvisory Agreement, the Directors considered the specific investment process to be employed by STW in managing the assets of the Fund to be allocated to STW; the qualifications of STW's investment management team with regard to implementing a short duration mandate; STW's favorable performance record as compared to two benchmarks, the Merrill Lynch 1-3 Year Government/ Corporate Bond Index and the Merrill Lynch 1-3 Year Treasury Bond Index; STW's infrastructure and whether it appears to adequately support a fixed income strategy; the portfolio management reporting and client interface services to be provided by STW; and VIA's favorable assessment as to the nature and quality of the subadvisory services to be provided by STW to the Fund. The Directors noted that STW has a successful performance record as a short duration manager and an experienced portfolio management team, and appears to have adequate infrastructure and support staff to implement a short duration mandate for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by STW were appropriate for the Fund in light of its investment objective and, thus, supported a decision to approve the Subadvisory Agreement with STW.

          (2) Since there has been no prior subadvisory relationship between the Fund and STW, there was no information for the Directors to evaluate relating to STW's performance in managing the Fund. The Directors did, however, evaluate STW's historical investment performance record in managing its clients' assets pursuant to a short duration mandate, and that performance record versus two benchmarks, the Merrill Lynch 1-3 Year Government/ Corporate Bond Index and the Merrill Lynch 1-3 Year Treasury Bond Index. The Directors concluded that STW's historical investment performance record supported approval of the Subadvisory Agreement, noting that STW consistently outperformed these benchmarks for the periods presented with one exception.

          (3) With regard to the expected profits and costs to be realized by STW (and its affiliates) from its relationship with the Fund, the Directors were informed that such information was not available. In order to assist the Directors in evaluating STW's proposed subadvisory fee, the Directors asked representatives of STW at the meeting to address the manner in which STW determines its subadvisory fee schedule and the breakpoints in the fee schedule. The Directors were informed that STW determines its subadvisory fee rates by evaluating the nature and scope of the services it offers (such as active management style and commitment to information technology), the competitive environment for similar services and the competitive environment in which STW's subadvisory clients operate. The Directors also considered that STW believes that it will experience economies of scale in connection with the services to be provided to the Fund, and that the breakpoints in the proposed fee schedule are designed to reflect these economies. In reviewing the extent to which economies of scale may be realized by STW if the assets of the Fund to be managed by STW grow, and whether the proposed fee levels reflect these economies, the Directors considered that STW's breakpoint structure establishes the potential to share economies of scale with the Fund's shareholders and concluded that the breakpoints in the proposed fee schedule are likely to capture certain economies of scale for the benefit of the Fund's shareholders.

          (4) The Directors also considered comparisons of the fees to be paid to STW by the Fund with the fees STW charges to its other clients, including other registered investment companies for which it serves as a subadviser. According to the comparative information provided, the proposed fee schedule for the Short-Term Bond Fund is the same as the fee schedule for other registered investment companies for which STW provides subadvisory services, and the services STW is to provide to the Fund appeared to be comparable to those STW provides to its other subadvisory clients. The Directors were provided with, and reviewed information from, a study conducted for VIA by an investment consultant on the fees charged to accounts with assets comparable to the amount of assets to be allocated initially to STW by a group of separate account investment managers that employ an active short-term duration mandate. According to the information provided, the effective fee rate to be paid by the Fund to STW would be below the average fee of such managers and just above the median fee. The Directors also considered information reported by VIA (which was based on data obtained from a third-party source) on the total investment management fees paid by, and the total expense ratios of, a group of registered investment companies similar in investment objective to the Fund and with assets greater than $100 million. This information showed that, if STW served as a subadviser of the Fund at the proposed fee rate, the Fund's expected: (1) total investment advisory and subadvisory fees would be below the median investment management fees of such funds; and (2) overall expense ratio would be below the median and average expense ratios of such funds. The foregoing comparisons assisted the Directors in considering the Subadvisory Agreement by providing them with a basis for evaluating the reasonableness of STW's fee on a relative basis. Based on this information, the Directors concluded that STW's subadvisory fee appeared to be within a reasonable range for the services to be provided.

          (5) The Directors considered VIA's judgment that the addition of STW as a subadviser of the Fund would add value by complementing the investment approach of the Fund's current investment subadviser, Payden. In this regard, the Directors considered that the addition of STW as a subadviser should serve to increase portfolio diversification and help to reduce the volatility and overall investment risks of the Fund.

     The Directors concluded that these investment considerations supported approval of the Subadvisory Agreement.

          (6) VIA's selection and due diligence process in recommending STW as subadviser of the Fund, and VIA's conclusions that the fee to be paid to STW for its services to the Fund is reasonable, were also considered by the Directors; and the Directors concluded that VIA's recommendations and conclusions supported approval of the Subadvisory Agreement.

     After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the independent directors, concluded that the initial approval of the Subadvisory Agreement is in the best interests of the Fund and its shareholders, and approved the Subadvisory Agreement with, and the fee to be paid to, STW.

                           THE SUBADVISORY AGREEMENT

     The Subadvisory Agreement has terms substantially similar to the agreements with other subadvisers to the VP Funds, except for the rates of the fees payable by the Fund to STW. STW will make all investment decisions for the portion of the Fund's assets allocated to it, and will continuously review, supervise and administer the Fund's investment program with respect to those assets. STW is not affiliated with VIA and discharges its responsibilities subject to the supervision of VIA and the Board of Directors, and has agreed to do so in a manner consistent with the Fund's investment objective, policies and limitations. The Subadvisory Agreement has an initial term of two years, until November 8, 2006. Thereafter, continuance of the Subadvisory Agreement requires the annual approval of the VP Funds' Board of Directors, including a majority of the independent directors.

     STW's subadvisory fees, based on the value of the Fund's assets under STW's management, are an annual rate of:
                            .250% for the first $130 million;

                            .125% for the next $370 million;

                            .100% for the next $500 million; and

                            .080% for the balance.

                               THE NEW SUBADVISER

     STW has been registered with the SEC as an investment adviser since 1995 and has its principal place of business at 6185 Carpinteria Avenue, Carpinteria, CA 93013. In the United Kingdom, STW's wholly owned subsidiary, STW Fixed Interest Management Ltd., is authorized and regulated by the Financial Services Authority. STW is 100% internally owned by William H. Williams. There are no other shareholders. Investment-grade fixed income management is its only business. As of December 31, 2004, assets under management were approximately $10.7 billion, the majority of which is denominated in US dollars. STW manages home currency sterling portfolios as well. STW's principal executive officers and directors are listed on Exhibit A.

     STW does not currently serve as investment subadviser for any other series of the VP Funds. Other registered investment companies with investment objectives similar to those of the Fund and for which STW serves as investment adviser or subadviser are listed on Exhibit B.

      THE INVESTMENT ADVISER AND THE MASTER INVESTMENT ADVISORY AGREEMENT

     VIA, 777 North Capitol Street, NE, Washington, D.C. 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation ("RC"), a retirement plan administrator and investment adviser whose principal investment advisory client is The VantageTrust Company. RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

     Joan McCallen serves as President and Chief Executive Officer of RC, President of VIA and President and Principal Executive Officer of the VP Funds. Paul Gallagher serves as Senior Vice President, Secretary and General Counsel of RC, Secretary of VIA and Secretary of the VP Funds. Gerard P. Maus serves as Treasurer and Principal Financial Officer of the VP Funds, Senior Vice President and Chief Financial Officer of RC and Manager and Treasurer of VIA.

     VIA provides investment advisory services to each of the VP Funds, including the Fund, under a Master Investment Advisory Agreement (the "Advisory Agreement") dated March 1, 1999, as amended on December 1, 2000. VIA's advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and directing each fund's investments. Additionally, VIA furnishes periodic reports to the VP Funds' Board regarding the investment strategy and performance of each fund.

     Pursuant to the Advisory Agreement, the VP Funds compensate VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets under management as follows: All funds, except the Index Funds (including the Model Portfolio Funds) -- 0.10% and the Index Funds -- 0.05%.

                                   FEES PAID

     PIMCO and Wellington received $525,336 and $371,851, respectively in fees for services provided to the Fund from January 1, 2004 through September 2, 2004. Payden received $189,923 in fees for services provided to the Fund for the year ended December 31, 2004. STW earned $67,712.70 in fees for services provided to the Fund for the period from November 8, 2004 through December 31, 2004.

                         RECORD OF BENEFICIAL OWNERSHIP

     As of December 31, 2004, the Fund had 5,005,792 shares outstanding. On this same date, the Vantagepoint Model Portfolio Savings Oriented Fund owned approximately 18% of the Fund, the Vantagepoint Model Portfolio Conservative Growth Fund owned approximately 29% of the Fund, and the Vantagepoint Model Portfolio Traditional Growth Fund owned approximately 40% of the Fund for a combined total of approximately 87% of the Fund. There are no other shareholders that own 5% or more of the Fund. The principal shareholder in the Vantagepoint Model Portfolio Savings Oriented Fund, Vantagepoint Model Portfolio Conservative Growth Fund and Vantagepoint Model Portfolio Traditional Growth Fund and the VP Funds is the VantageTrust. VantageTrust is a group trust sponsored and maintained by The VantageTrust Company for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. As of December 31, 2004, the directors and officers of the VP Funds owned less than 1% of the Fund's outstanding shares.

                              GENERAL INFORMATION

DISTRIBUTOR

     ICMA-RC Services, LLC ("RC Services"), 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002, serves as the distributor of the VP Funds' shares pursuant to a Distribution Agreement dated March 1, 1999. RC Services is a wholly-owned subsidiary of RC and an affiliate of VIA. Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2004.

TRANSFER AGENT

     Vantagepoint Transfer Agents, LLC ("VTA"), 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002, serves as the transfer agent of the VP Funds' shares pursuant to a Transfer Agency and Administrative Services Agreement dated March 1, 1999, as amended September 10, 2004. VTA is a wholly-owned subsidiary of RC and an affiliate of VIA. Joan McCallen serves as President of VTA. VTA receives fees from the Fund for the services it provides.

ADMINISTRATOR AND CUSTODIAN

     VIA and VTA provide administrative services to the VP Funds. In addition, Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02117, provides certain administrative and sub-transfer agency services to the VP Funds pursuant to an Administration Agreement dated January 21, 1999, as amended December 1, 2000, December 31, 2001 and October 1, 2004, and a Sub-Transfer Agency and Service Agreement with VTA dated February 3, 1999 as amended December 31, 2001 and October 1, 2004. IBT also serves as custodian for the VP Funds pursuant to a Custodian Agreement dated February 3, 1999 as amended on December 1, 2000, December 31, 2001, November 20, 2003 and October 1, 2004.

                                  HOUSEHOLDING

     Only one copy of this Information Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record; unless the VP Funds has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002. If you do not want the mailing of this Information Statement to be combined with those for other members of your household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002 or toll free at 1-800-669-7400.

                             FINANCIAL INFORMATION

     Shareholders can obtain a copy of the VP Funds' most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002 or by calling the VP Funds toll free at 1-800-669-7400.

                                   EXHIBIT A

     The principal executive officers and directors of STW:(1)

NAME                                                             TITLE
----                                                             -----
William H. Williams.......................  Principal, Chief Executive Officer and Chief
                                            Investment Officer
Edward H. Jewett..........................  Principal
Elizabeth A. Vos..........................  Principal, Chief Compliance Officer

---------------

     (1) The address of each person is c/o STW, 6185 Carpinteria Avenue, Carpinteria, CA 93013.

                                   EXHIBIT B

     Other registered investment companies for which STW serves as investment adviser/subadviser and that have investment objectives and strategies similar to those of the Fund:

------------------------------------------------------------------------------------------------
                                          ASSETS UNDER
                                        STW'S MANAGEMENT
                                             AS OF
                                       SEPTEMBER 30, 2004
NAME                                         IN $MM                 RATE OF COMPENSATION
------------------------------------------------------------------------------------------------
  Frank Russell Investment Company            $389            .250% for the first $130 million;
  Short-Term Bond Fund                                        .125% for the next $370 million;
                                                              .100% for the next $500 million;
                                                                             and
                                                                   .080% for the balance.
------------------------------------------------------------------------------------------------